House Lease Contract
No: ZL 0055414 ZY

Our company will issue official receipts and invoices to all payments from our clients. You can claim from the agent. We hereby declare that we will answer no responsibility caused by any non-official receipts and invoices.

Lessor（hereinafter referred to as Party A）: Shaohua Li
ID (or Business Licence) No. : 120101195107174011

Lessee（hereinafter referred to as Party B）: Dong Qiao
ID (or Business Licence) No. : 371002198205011031

The Agent Party（hereinafter referred to as Party C）is Tianjin City I Love My Home Real Estate Agency Co., Ltd.
This Contract is entered into among Party A, Party B and Party C by negotiating with respect to the rental of houses on the basis of equality and fairness pursuant to the Contract Law of the People's Republic of China and other relevant laws and regulations.

Article I.     The condition and use of the houses:
1.	Party A rents the houses located in Room 402 of Block. 3 of Xindayuan 7 in Baidi Road of Nankai District to Party B for residential use.
2.	The size of the houses for rent is 168.64 ㎡ (the same as the one on the Property Ownership Certificate). The type of the Property Ownership Certificate is for Private whose No. is 040173383.

Article II.     Lease term:
1.	The lease term lasts for twelve months (written in words) from March 7, 2011 to March 6, 2012.
2.
Once the lease term is over, Party A has right to take back the rented houses and Party B shall return them on time. Should Party B intend to relet the houses, he shall inform Party A one month before the termination of the contract in written form and they can reach a new lease contract after negotiation

Article III.     The rental, deposit and the method of payment:
1.	The monthly rental for each month is RMB Five thousand and Four hundred in words and ¥ 5400 in number.
2.	The method of payment is paying three months and another month for deposit.
3.
The deposit of the houses is one-month rental, whose total is RMB Five thousand and Four hundred in words and ¥ 5400 in number. The deposit will be returned to Party B without any interest when the expiry date comes. If there is any unpaid rental, the deposit will be returned to Party B after the rental is deducted without any interest.

Article IV.     Other fees:
During the lease term, Party B shall make at his own cost on gas, water, electricity, property, heating and digital television, etc. and pay Party A and relevant departments.

Article V.     Service fee and payment of the information:
Based on the service that has already be provided, the Agent Party has right to charge Party A Two thousand and Seven hundred in words and ¥ 2700 in number as commission; and also charge Party B Two thousand and Seven hundred in words and ¥ 2700 as commission. The sum of money has already been paid off when both parties sign the contract.
Once the contract is signed, if both parties or either party breaches the contract, the paid commission will not be returned and the commission loss of the observant party will be compensated by the defaulting party or tort-feasor of the termination of the contract.

Article VI.     House repairing and decorating:
1.
During the lease term, Party A shall ensure the safety of the rented houses. Party B shall use the rented houses and subsidiary facilities properly. Shall any damages due to improper use of the houses and subsidiary facilities occur, Party B shall be responsible for repairing and offering economic compensation.

2.
The repairing responsibility of the rented houses and subsidiary facilities excluded in the contract and its supplementary provisions shall go to Party A. However, the improper use and human factors shall not be included. Party A shall inform Party B 7 days before repairing in written form to get his positive assistance.

3.
If Party B requires decorating the houses on condition that the decoration will not influence the whole structure, Party B shall get written approval first from Party A on the projects of the scale, scope, techniques and materials and then carry out the decoration. After the lease term is over, the decoration attached to the houses belongs to Party A and Party A has no obligation to repair the decorating part.

Article VII.     Rules on sublet:
Unless there is additional agreement in the supplementary provisions of the contract, Party B can sublet parts or the whole houses to others only after getting written permission from Party A during the lease term.

Article VIII.     Rules on the termination of the contract:
Within three days after the expiry date, Party B shall return the houses and subsidiary facilities to Party A in normal conditions. Any remaining articles will be considered as abandoned and be dealt with by Party A. Party B shall have no objection.

Article IX.     Breaches of Party A
1.
Party A does not provide the premises to Party B in accordance with the time limit prescribed in this contract. Party B has the right to terminate this contract in case Party A fails to carry it out within 7 days which is regarded as non-performance of this contract. Party A, as provided, shall pay Party B one month’s rent for breach-of-contract damages and other actual compensatory damages.

2.
During the tenancy, Party A shall pay Party B one month’s rent for breach-of-contract damages if Party A unilaterally rescinds this contract and repossesses the premises ahead of schedule. Party A shall reimburse Party B for all the losses.

3.	In case this contract has been confirmed to be void for the premises provided is illegally owned or leased, Party A shall reimburse Party B for actual losses.

Article X.     Breaches of Party B
1.
During the tenancy, Party A has the right to terminate this contract and repossess the premises, if Party B commits the following acts. Party B, as provided, shall pay Party A one month’s rent for breach-of-contract damages and other actual compensatory damages.

1.1	Party B transfers the lease of the premises or subs without Party A’s permission in written form.
1.2	Party B changes the housing structure or damages the premises and exceeds the deadline for correction and repair, which is prescribed by Party A in written form.
1.3	Party B unilaterally amends the purpose of the premises or commits illegal acts in this house.
1.4	Party B is 7 days behind with the rent.
2.
During the tenancy, Party B shall pay Party A one month’s rent for breach-of-contract damages if Party B unilaterally rescinds this contract ahead of schedule. Party B shall reimburse Party A for all the losses.

3.	Party B shall return the premises on schedule when this contract expires. Party B shall pay Party A breach-of-contract damages which double a day’s rent each day overdue.

Article XI.     Excusing Conditions
1.	Neither party shall be hold liable for Party B’s losses if the premises are damaged by virtue of force majeure.
2.	Neither party shall be hold liable if the premises are demolished or reconstructed by the government.
3.	Rent shall be charged in accordance with actual use if this contract terminates for above-mentioned reasons.

Article XII.     Others
1.	Parties hereto may reach supplemental provisions concerning matters not mentioned herein. The Supplemental provisions and the annex are the integral part of this contract, which are equally valid.
2.
Both parties shall settle the disputes arising from execution of this contract through consultation. In case the agreement cannot be reached, any party may summit the dispute to Tianjin Arbitration Commission for arbitration.

3.	The contract and its annexes are in triplicate and each party hold 1. They are equally valid.

Article XIII.      Remarks (This article is prevailed if it is not consistent with above-mentioned articles.)
1.	This contract terminates if the premises are not allowed to process business license. No party shall be hold liable.
2.	Party A has the right to rescind this contract if the rental payment is not received before Mar. 15, 2011.

Lessor（Signature of Party A）：Shaohua Li

Mobile： 13820261396

Tenantry（Signature of Party B）： Dong Qiao

Mobile：18615775667

Agent Party: Tianjin City I Love My Home Real Estate Agency Co., Ltd. (seal)
Store: Hongkan Road
Broker: Yuming Sun

Date of Sign: March 15, 2011